EXHIBIT 99.1
News Release

205 Crosspoint Parkway
Buffalo, NY 14068
Immediate Release
Columbus McKinnon Reports Net Income Increased 27% to $15.9 million in Second Quarter Fiscal Year 2019 Financial Results
BUFFALO, NY, October 30, 2018 - Columbus McKinnon Corporation (Nasdaq: CMCO), a leading designer, manufacturer and marketer of motion control products, technologies and services for material handling, today announced financial results for its fiscal year 2019 second quarter, which ended September 30, 2018.
Second Quarter Highlights (compared with prior-year period)

•	Gaining traction with Phase II of Blueprint strategy and driving earnings power improvement

•	Gross margin of 35.0% expanded 150 basis points; continues near record levels on strong volume and productivity improvements

•	Simplification process supported both GAAP and adjusted operating margin expansion of 240 basis points

•	Earnings per diluted share was $0.67, up 24%; Adjusted earnings per diluted share was $0.70, a 37% increase

•	Raising operating and EBITDA margin goals
Mark Morelli, President and CEO of Columbus McKinnon, commented, “The effectiveness of our business operating system, E-PAS™ (Earnings Power Acceleration System), is enabling solid execution of the early stages of Phase II of our Blueprint strategy. We have identified approximately $7 million in potential savings for fiscal 2019 alone and have achieved $1.6 million year-to-date. Accordingly, our improving earnings power was clearly validated in our results this quarter with high double digit operating income growth. Notable as well, we are generating strong cash flow and reducing debt.”
“As we redefine the business model of Columbus McKinnon, the tools in E-PAS, including our 80/20 simplification process, combined with operational improvements and growth through market share gains should continue to drive strong results. Over the next three years, we believe our plan of simplification, operational excellence and ramping the growth engine will deliver double digit earnings growth annually and we expect to reach adjusted EBITDA* margins of 19%.”

Columbus McKinnon Reports Net Income Increased 27% to $15.9 million in Second Quarter Fiscal Year 2019 Financial Results

October 30, 2018

Second Quarter Fiscal 2019 Sales

($ in millions)	Q2 FY 19	Q2 FY 18	Change	% Change
Net sales	$217.1	$212.8	$4.3	2.0%

U.S. sales	$117.5	$112.7	$4.8	4.3%
% of total	54%	53%
Non-U.S. sales	$99.6	$100.1	$(0.5)	(0.5)%
% of total	46%	47%
Higher sales were driven by strong volume in the U.S. and pricing, primarily outside of the U.S. Excluding the effect of foreign currency translation, non-U.S. sales were up 1.7% and total sales increased 3%.
Second Quarter Fiscal 2019 Operating Results

($ in millions)	Q2 FY 19	Q2 FY 18	Change	% Change
Gross profit	$75.9	$71.3	$4.6	6.4%
Gross margin	35.0%	33.5%	150 bps
Income from operations	$24.8	$19.2	$5.6	29.2%
Operating margin	11.4%	9.0%	240 bps
Net income	$15.9	$12.5	$3.4	27.2%
Diluted EPS	$0.67	$0.54	$0.13	24.1%
Adjusted EBITDA *	$33.5	$29.0	$4.5	15.7%
Adjusted EBITDA margin	15.4%	13.6%	180 bps
*A non-GAAP measure, Adjusted EBITDA is defined as adjusted operating income plus depreciation and amortization. Please see the attached tables for a reconciliation of adjusted EBITDA to GAAP net income.
Gross profit and gross margin improvement were largely the result of higher volume and productivity improvements from operational excellence measures and lower medical costs. Pricing more than offset material cost inflation. Adjusted gross margin, which excludes the $1.7 million insurance benefit in the prior-year quarter, expanded 230 basis points. For more information on changes in gross profit, please see the table on page 8 of this release. Adjusted income from operations was $25.5 million, up $5.6 million, or 28.3%, over the second quarter of fiscal 2018. Adjusted operating margin expanded 240 basis points from the effects of product line simplification and lower research and development and selling expenses. Please see the reconciliation of GAAP income from operations to adjusted income from operations on page 11 of this release.
Adjusted net income for the quarter was $16.5 million, or $0.70 per diluted share, compared with $11.9 million, or $0.51 per diluted share, in the prior-year period. Adjusted EBITDA margin was 15.4%, second only to the fiscal 2019 first quarter as the highest in the Company’s history. Please see the reconciliation of GAAP net income and earnings per share to adjusted net income and earnings per share on page 12 of this release.
Third Quarter Fiscal 2019 Outlook: Given strong order growth in the second quarter of fiscal 2019, the Company expects year-over-year sales growth of approximately 4% to 5% excluding any adjustment from foreign currency translation in the fiscal 2019 third quarter.
Teleconference/webcast
Columbus McKinnon will host a conference call and live webcast today at 10:00 AM Eastern Time, at which management will review the Company’s financial results and strategy. The review will be accompanied by a slide presentation, which will be available on Columbus McKinnon’s website at www.cmworks.com/investors. A question and answer session will follow the formal discussion.

Columbus McKinnon Reports Net Income Increased 27% to $15.9 million in Second Quarter Fiscal Year 2019 Financial Results

October 30, 2018

The conference call can be accessed by dialing 201-493-6780. The listen-only audio webcast can be monitored at www.cmworks.com/investors.  To listen to the archived call, dial 412-317-6671 and enter the passcode 13683795. The telephonic replay will be available from 1:00 PM Eastern Time on the day of the call through Tuesday, November 6, 2018.  Alternatively, an archived webcast of the call can be found on the Company’s website.  In addition, a transcript of the call will be posted to the website once available.
About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of motion control products, technologies, systems and services that efficiently and ergonomically move, lift, position and secure materials. Key products include hoists, actuators, rigging tools, light rail work stations and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at http://www.cmworks.com.
Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the effect of operating leverage, the pace of bookings relative to shipments, the ability to expand into new markets and geographic regions, the success in acquiring new business, the speed at which shipments improve, the effectiveness of new products and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.
Contacts:

Gregory P. Rustowicz	Investor Relations:
Vice President - Finance and Chief Financial Officer	Deborah K. Pawlowski
Columbus McKinnon Corporation	Kei Advisors LLC
716-689-5442	716-843-3908
greg.rustowicz@cmworks.com	dpawlowski@keiadvisors.com

Financial tables follow.

Columbus McKinnon Reports Net Income Increased 27% to $15.9 million in Second Quarter Fiscal Year 2019 Financial Results

October 30, 2018

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Three Months Ended
	September 30, 2018	September 30, 2017	Change
Net sales	$217,142	$212,828	2.0%
Cost of products sold	141,242	141,491	(0.2)%
Gross profit	75,900	71,337	6.4%
Gross profit margin	35.0%	33.5%
Selling expenses	24,515	25,042	(2.1)%
% of net sales	11.3%	11.8%
General and administrative expenses	19,688	19,433	1.3%
% of net sales	9.1%	9.1%
Research and development expenses	3,118	3,723	(16.3)%
% of net sales	1.4%	1.7%
Amortization of intangibles	3,754	3,920	(4.2)%
Income from operations	24,825	19,219	29.2%
Operating margin	11.4%	9.0%
Interest and debt expense	4,248	5,067	(16.2)%
Investment (income) loss, net	(111)	(46)	141.3%
Foreign currency exchange (gain) loss	507	69	634.8%
Other (income) expense, net	(307)	(429)	(28.4)%
Income before income tax expense	20,488	14,558	40.7%
Income tax expense	4,576	2,050	123.2%
Net income	$15,912	$12,508	27.2%

Average basic shares outstanding	23,272	22,746	2.3%
Basic income per share	$0.68	$0.55	23.6%

Average diluted shares outstanding	23,721	23,142	2.5%
Diluted income per share	$0.67	$0.54	24.1%

Dividends declared per common share	$0.05	$0.04

Columbus McKinnon Reports Net Income Increased 27% to $15.9 million in Second Quarter Fiscal Year 2019 Financial Results

October 30, 2018

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Six Months Ended
	September 30, 2018	September 30, 2017	Change
Net sales	$442,134	$416,554	6.1%
Cost of products sold	286,587	276,228	3.8%
Gross profit	155,547	140,326	10.8%
Gross profit margin	35.2%	33.7%
Selling expenses	50,082	48,842	2.5%
% of net sales	11.3%	11.7%
General and administrative expenses	41,514	38,386	8.1%
% of net sales	9.4%	9.2%
Research and development expenses	6,866	6,645	3.3%
% of net sales	1.6%	1.6%
Held for sale impairment	11,100	—	NM
Amortization of intangibles	7,657	7,639	0.2%
Income from operations	38,328	38,814	(1.3)%
Operating margin	8.7%	9.3%
Interest and debt expense	8,855	10,208	(13.3)%
Investment (income) loss, net	(379)	(108)	250.9%
Foreign currency exchange (gain) loss	231	393	(41.2)%
Other (income) expense, net	(347)	(988)	(64.9)%
Income before income tax expense	29,968	29,309	2.2%
Income tax expense	6,350	5,145	23.4%
Net income	$23,618	$24,164	(2.3)%

Average basic shares outstanding	23,194	22,663	2.3%
Basic income per share	$1.02	$1.07	(4.7)%

Average diluted shares outstanding	23,621	23,013	2.6%
Diluted income per share	$1.00	$1.05	(4.8)%

Dividends declared per common share	$0.05	$0.04

Columbus McKinnon Reports Net Income Increased 27% to $15.9 million in Second Quarter Fiscal Year 2019 Financial Results

October 30, 2018

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2018	March 31, 2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$57,681	$63,021
Trade accounts receivable	132,098	127,806
Inventories	158,313	152,886
Prepaid expenses and other	17,020	16,582
Total current assets	365,112	360,295

Property, plant, and equipment, net	102,255	113,079
Goodwill	329,062	347,434
Other intangibles, net	244,928	263,764
Marketable securities	7,229	7,673
Deferred taxes on income	33,093	32,442
Other assets	22,324	17,759
Total assets	$1,104,003	$1,142,446

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$41,380	$46,970
Accrued liabilities	95,607	99,963
Current portion of long-term debt	60,039	60,064
Total current liabilities	197,026	206,997

Senior debt, less current portion	—	33
Term loan and revolving credit facility	279,270	303,221
Other non-current liabilities	203,422	223,966
Total liabilities	679,718	734,217

Shareholders’ equity:
Common stock	233	230
Additional paid-in capital	275,594	269,360
Retained earnings	221,239	197,897
Accumulated other comprehensive loss	(72,781)	(59,258)
Total shareholders’ equity	424,285	408,229
Total liabilities and shareholders’ equity	$1,104,003	$1,142,446

Columbus McKinnon Reports Net Income Increased 27% to $15.9 million in Second Quarter Fiscal Year 2019 Financial Results

October 30, 2018

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Statements of Cash Flows - UNAUDITED
(In thousands)

	Six Months Ended
	September 30, 2018	September 30, 2017
Operating activities:
Net income	$23,618	$24,164
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,862	17,755
Deferred income taxes and related valuation allowance	(1,768)	2,635
Net (gain) loss on sale of real estate, investments, and other	(42)	(2)
Stock based compensation	3,094	2,951
Amortization of deferred financing costs and discount on debt	1,328	1,327
Impairment of business classified as held for sale	11,100	—
Changes in operating assets and liabilities, net of effects of business acquisitions:
Trade accounts receivable	(8,236)	(10,098)
Inventories	(11,531)	(2,230)
Prepaid expenses and other	(906)	916
Other assets	487	2,463
Trade accounts payable	(4,268)	(307)
Accrued liabilities	1,511	3,452
Non-current liabilities	(3,660)	(8,243)
Net cash provided by operating activities	27,589	34,783

Investing activities:
Proceeds from sales of marketable securities	598	138
Purchases of marketable securities	(59)	(225)
Capital expenditures	(4,847)	(6,082)
Proceeds from sale of real estate	176	—
Net payments to former STAHL owner	—	(14,750)
Payment of restricted cash to former owner	(294)	(294)
Net cash used for investing activities	(4,426)	(21,213)

Financing activities:
Proceeds from the issuance of common stock	3,708	5,594
Repayment of debt	(25,051)	(30,131)
Payment of dividends	(2,317)	(1,814)
Other	(566)	(1,276)
Net cash used for financing activities	(24,226)	(27,627)

Effect of exchange rate changes on cash	(4,571)	5,628

Net change in cash and cash equivalents	(5,634)	(8,429)
Cash, cash equivalents, and restricted cash at beginning of year	63,565	78,428
Cash, cash equivalents, and restricted cash at end of period	$57,931	$69,999

Columbus McKinnon Reports Net Income Increased 27% to $15.9 million in Second Quarter Fiscal Year 2019 Financial Results

October 30, 2018

COLUMBUS McKINNON CORPORATION
Q2 FY 2019 Sales Bridge

	Second Quarter		Year to Date
($ in millions)	$ Change	% Change	$ Change	% Change
Fiscal 2018 Sales	$212.8		$416.6
Volume	4.4	2.0%	18.3	4.4%
Pricing	2.1	1.0%	4.1	1.0%
Foreign currency translation	(2.2)	(1.0)%	3.1	0.7%
Total change	$4.3	2.0%	$25.5	6.1%
Fiscal 2019 Sales	$217.1		$442.1

COLUMBUS McKINNON CORPORATION
Q2 FY 2019 Gross Profit Bridge

($ in millions)	Second Quarter	Year to Date
Fiscal 2018 Gross Profit	$71.3	$140.3
Sales volume and mix	2.9	6.9
Productivity, net of other cost changes	2.4	6.1
Pricing, net of material cost inflation	1.3	2.8
Foreign currency translation	(0.6)	1.0
Product liability	0.2	0.2
Prior year STAHL integration costs	0.1	0.2
Current year STAHL integration costs	—	(0.3)
Prior year insurance settlement	(1.7)	(1.7)
Total change	$4.6	$15.2
Fiscal 2019 Gross Profit	$75.9	$155.5

Columbus McKinnon Reports Net Income Increased 27% to $15.9 million in Second Quarter Fiscal Year 2019 Financial Results

October 30, 2018

COLUMBUS McKINNON CORPORATION
Additional Data - UNAUDITED

	September 30, 2018		March 31, 2018		September 30, 2017
($ in millions)
Backlog	$173.9		$177.4		$162.7
Long-term backlog (expected to ship beyond 3 months)	$56.4		$59.5		$64.8
Long-term backlog as % of total backlog	32.4%		33.5%		39.8%

Trade accounts receivable
Days sales outstanding	55.4	days	54.3	days	54.0	days

Inventory turns per year
(based on cost of products sold)	3.6	turns	3.7	turns	4.1	turns
Days' inventory	102.3	days	100.0	days	89.0	days

Trade accounts payable
Days payables outstanding	26.7	days	30.6	days	27.0	days

Working capital as a % of sales (1)	19.7%		17.9%		18.5%

Debt to total capitalization percentage	44.4%		47.1%		50.3%

Debt, net of cash, to net total capitalization	39.9%		42.4%		45.5%
(1) September 30, 2017 figure excludes the impact of the acquisition of STAHL.

U.S. Shipping Days by Quarter
	Q1	Q2	Q3	Q4	Total
FY 19	64	63	60	63	250

FY 18	63	62	60	63	248

Columbus McKinnon Reports Net Income Increased 27% to $15.9 million in Second Quarter Fiscal Year 2019 Financial Results

October 30, 2018

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Gross Profit to
Non-GAAP Adjusted Gross Profit and Adjusted Gross Margin
($ in thousands, except per share data)

	Three Months Ended September 30,		Year to Date Ended September 30,
	2018	2017	2018	2017
Gross profit	$75,900	$71,337	$155,547	$140,326
Add back (deduct):
STAHL integration costs	—	52	—	221
Insurance settlement	—	(1,741)	—	(1,741)
Non-GAAP adjusted gross profit	$75,900	$69,648	$155,547	$138,806

Sales	$217,142	$212,828	$442,134	$416,554
Adjusted gross margin	35.0%	32.7%	35.2%	33.3%

Adjusted gross profit is defined as gross profit as reported, adjusted for certain items. Adjusted gross profit is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted gross profit, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's gross profit to the historical periods' gross profit, as well as facilitates a more meaningful comparison of the Company’s gross profit to that of other companies.

Columbus McKinnon Reports Net Income Increased 27% to $15.9 million in Second Quarter Fiscal Year 2019 Financial Results

October 30, 2018

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Income from Operations to
Non-GAAP Adjusted Income from Operations and Adjusted Operating Margin
($ in thousands, except per share data)

	Three Months Ended September 30,		Year to Date Ended September 30,
	2018	2017	2018	2017
Income from operations	$24,825	$19,219	$38,328	$38,814
Add back (deduct):
Held for sale impairment	—	—	11,100	—
STAHL integration costs	—	669	1,906	1,840
Insurance recovery legal costs	659	1,323	659	1,552
Magnetek litigation	—	400	—	400
Insurance settlement	—	(1,741)	—	(1,741)
Non-GAAP adjusted income from operations	$25,484	$19,870	$51,993	$40,865

Sales	$217,142	$212,828	$442,134	$416,554
Adjusted operating margin	11.7%	9.3%	11.8%	9.8%

Adjusted income from operations is defined as income from operations as reported, adjusted for certain items. Adjusted income from operations is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted income from operations, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's income from operations to the historical periods' income from operations, as well as facilitates a more meaningful comparison of the Company’s income from operations to that of other companies.

Columbus McKinnon Reports Net Income Increased 27% to $15.9 million in Second Quarter Fiscal Year 2019 Financial Results

October 30, 2018

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income and Diluted Earnings per Share to
Non-GAAP Adjusted Net Income and Diluted Earnings per Share
($ in thousands, except per share data)

	Three Months Ended September 30,		Year to Date September 30,
	2018	2017	2018	2017
Net income	$15,912	$12,508	$23,618	$24,164
Add back (deduct):
STAHL integration costs	—	669	1,906	1,840
Insurance recovery legal costs	659	1,323	659	1,552
Magnetek litigation	—	400	—	400
Insurance settlement	—	(1,741)	—	(1,741)
Held for sale impairment	—	—	11,100	—
Normalize tax rate to 22% (1)	(76)	(1,296)	(3,249)	(1,754)
Non-GAAP adjusted net income	$16,495	$11,863	$34,034	$24,461

Average diluted shares outstanding	23,721	23,142	23,621	23,013

Diluted income per share - GAAP	$0.67	$0.54	$1.00	$1.05

Diluted income per share - Non-GAAP	$0.70	$0.51	$1.44	$1.06
(1) Applies a normalized tax rate of 22% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted net income and diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items and at a normalized tax rate. Adjusted net income and diluted EPS are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable to the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted net income and diluted EPS, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies.

Columbus McKinnon Reports Net Income Increased 27% to $15.9 million in Second Quarter Fiscal Year 2019 Financial Results

October 30, 2018

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
($ in thousands)

	Three Months Ended September 30,		Year to Date September 30,
	2018	2017	2018	2017
Net income	$15,912	$12,508	$23,618	$24,164
Add back (deduct):
Income tax expense	4,576	2,050	6,350	5,145
Interest and debt expense	4,248	5,067	8,855	10,208
Investment income	(111)	(46)	(379)	(108)
Foreign currency exchange (gain) loss	507	69	231	393
Other (income) expense, net	(307)	(429)	(347)	(988)
Depreciation and amortization expense	8,030	9,095	16,862	17,755
STAHL integration costs	—	669	1,906	1,840
Insurance recovery legal costs	659	1,323	659	1,552
Magnetek litigation	—	400	—	400
Insurance settlement	—	(1,741)	—	(1,741)
Held for sale impairment	—	—	11,100	—
Non-GAAP adjusted EBITDA	$33,514	$28,965	$68,855	$58,620

Sales	$217,142	$212,828	$442,134	$416,554
Adjusted EBITDA margin	15.4%	13.6%	15.6%	14.1%

Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted EBITDA, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies.